Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  June 1, 2010

RICK'S CABARET INTERNATIONAL, INC.
(Exact Name of Registrant As Specified in Its Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Issuer’s  Telephone  Number,  Including  Area  Code)

ITEM 8.01	OTHER EVENTS.

On June 1, 2010, our wholly owned subsidiary RCI Entertainment (3315 North Freeway FW), Inc. (the “Purchaser”) completed the acquisition of certain assets (the “Purchased Assets”) of Restaurant Associates, Inc., a Texas corporation (the “Seller”) pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) between Purchaser, Seller, Voldar, LLC, a Texas limited liability company (“Voldar”), Sherri Mofid (“Mofid”), John Faltynski (“Faltynski”) and James Noryian (“Noryian”).  The Purchase Agreement was executed and closed on June 1, 2010.  Seller owned and operated an adult entertainment cabaret known as “Fort Worth Gentleman’s Club” (the “Club”), located at 3315 North Freeway, Fort Worth, Texas 76106 (the “Real Property”).  A copy of the Purchase Agreement is attached hereto as Exhibit 10.1.

At closing, Purchaser paid Seller $2,075,000 cash by wire-transfer for the Purchased Assets.  Purchaser also entered into two lease agreements, a lease agreement for the Real Property with Voldar (the “Voldar Lease”) and a lease agreement for unimproved property adjacent to the Real Property (the “Adjacent Property”) with Mofid (the “Mofid Lease”).  Each lease agreement has a term of five years with one five year option to extend at the discretion of Purchaser.  Each lease agreement also grants Purchaser an option to purchase the respective properties from Voldar and Mofid.  Purchaser may exercise the options to purchase any time after the twelfth month but before the expiration of the lease agreements (including their optional extensions).  The option to purchase the Real Property and the option to purchase the Adjacent Property must be exercised contemporaneously.

The monthly rental rate under the Voldar Lease is as follows: $19,800 during the first 60 months; and, assuming the five year option is exercised by Purchaser, the monthly rental rate will be as follows: $23,130 during months 61 through 72; $23,850 during months 73 through 84; $24,525 during months 85 through 96; $25,200 during months 97 through 108; and $25,875 during months 109 through 120.  The purchase price upon exercise of the option to purchase the Real Property will be as follows: $4,500,000 during months 13 through 60; $4,635,000 during months 61 through 72; $4,770,000 during months 73 through 84; $4,905,000 during months 85 through 96; $5,040,000 during months 97 through 108; and $5,175,000 during months 109 through 120.  A copy of the Voldar Lease is attached hereto as Exhibit 10.2

The monthly rental rate under the Mofid Lease is as follows: $2,200 during the first 60 months; and, assuming the five year option is exercised by Purchaser, the monthly rental rate will be as follows: $2,570 during months 61 through 72; $2,650 during months 73 through 84; $2,725 during months 85 through 96; $2,800 during months 97 through 108; and $2,875 during months 109 through 120.  The purchase price upon exercise of the option to purchase the Adjacent Property will be as follows: $500,000 during months 13 through 60; $515,000 during months 61 through 72; $530,000 during months 73 through 84; $545,000 during months 85 through 96; $560,000 during months 97 through 108; and $575,000 during months 109 through 120.  A copy of the Mofid Lease is attached hereto as Exhibit 10.3

At closing, Purchaser also entered a five-year Non-Competition Agreement with Mofid and Noryian, each, pursuant to which each agreed (1) not to compete with the Club by operating an establishment featuring live female nude or semi-nude (topless) adult entertainment in Tarrant County, Texas within a ten (10) mile radius of the Club, save and except for two existing clubs known as “Panther City” and “Texas Cabaret,” and (2) not to solicit or induce any employee, independent contractor, or agent or consultant of the Club, Purchaser, or any of their affiliates or parent to leave his or her employment or terminate his or her agreement or relationship with any such parties.  A copy of the Non-Competition Agreement with Mofid is attached hereto as Exhibit 10.4, and a copy of the Non-Competition Agreement with Noryian is attached hereto as Exhibit 10.5.

The terms and conditions of the Purchase Agreement were the result of extensive arm’s length negotiations between the parties.   A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement
10.2	Lease Agreement and Option to Purchase (Voldar)
10.3	Lease Agreement and Option to Purchase (Mofid)
10.4	Non-Competition Agreement (Mofid)
10.5	Non-Competition Agreement (Noryian)
99.1	Press release dated June 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

	By:	/s/ Eric Langan
Date: June 2, 2010		Eric Langan
President and Chief Executive Officer